                                                                     Exhibit 3.6

                           AMENDED AND RESTATED BYLAWS

                                       OF

                               TELEQUIP LABS, INC.

                              A NEVADA CORPORATION

                           AMENDED AND RESTATED BYLAWS

                                       OF

                               TELEQUIP LABS, INC.

                              A NEVADA CORPORATION

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE ONE: OFFICES ....................................................     1
   1.1    Registered Office and Agent ...................................     1
   1.2    Other Offices .................................................     1

ARTICLE TWO: MEETINGS OF STOCKHOLDERS ...................................     1
   2.1    Annual Meeting ................................................     1
   2.2    Special Meeting ...............................................     1
   2.3    Place of Meetings .............................................     1
   2.4    Notice ........................................................     2
   2.5    Business ......................................................     2
   2.6    Quorum ........................................................     2
   2.7    Required Vote; Withdrawal of Quorum ...........................     2
   2.8    Method of Voting; Proxies .....................................     3
   2.9    Record Date ...................................................     3
   2.10   Conduct of Meeting ............................................     3

ARTICLE THREE: DIRECTORS ................................................     4
   3.1    Management ....................................................     4
   3.2    Number; Qualification; Election; Term .........................     4
   3.3    Change in Number ..............................................     4
   3.4    Vacancies .....................................................     4
   3.5    Meetings of Directors .........................................     4
   3.6    First Meeting .................................................     4
   3.7    Election of Officers ..........................................     5
   3.8    Regular Meetings ..............................................     5
   3.9    Special Meetings ..............................................     5
   3.10   Notice ........................................................     5
   3.11   Quorum; Majority Vote .........................................     5
   3.12   Procedure .....................................................     5
   3.13   Presumption of Assent .........................................     5
   3.14   Compensation ..................................................     6

ARTICLE FOUR: COMMITTEES ................................................     6
   4.1    Designation ...................................................     6
   4.2    Number; Qualifications; Term ..................................     6
   4.3    Authority .....................................................     6
   4.4    Committee Changes .............................................     6
   4.5    Alternate Members of Committees................................     6
   4.6    Regular Meetings...............................................     6


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

   4.7    Special Meetings ..............................................     6
   4.8    Quorum; Majority Vote .........................................     7
   4.9    Minutes .......................................................     7
   4.10   Compensation ..................................................     7
   4.11   Responsibility ................................................     7

ARTICLE FIVE: NOTICE ....................................................     7
   5.1    Method ........................................................     7
   5.2    Waiver ........................................................     7

ARTICLE SIX: OFFICERS ...................................................     8
   6.1    Number; Titles; Term of Office ................................     8
   6.2    Removal .......................................................     8
   6.3    Vacancies .....................................................     8
   6.4    Authority .....................................................     8
   6.5    Compensation ..................................................     8
   6.6    Chairman of the Board .........................................     8
   6.7    President .....................................................     8
   6.8    Vice Presidents ...............................................     9
   6.9    Treasurer .....................................................     9
   6.10   Assistant Treasurers ..........................................     9
   6.11   Secretary .....................................................     9
   6.12   Assistant Secretaries .........................................     9
   6.13   Vice Chairman of the Board ....................................     9

ARTICLE SEVEN: CERTIFICATES AND STOCKHOLDERS ............................    10
   7.1    Certificates for Shares .......................................    10
   7.2    Replacement of Lost or Destroyed Certificates .................    10
   7.3    Transfer of Shares ............................................    10
   7.4    Registered Stockholders .......................................    10
   7.5    Regulations ...................................................    10
   7.6    Legends .......................................................    11

ARTICLE EIGHT: MISCELLANEOUS PROVISIONS .................................    11
   8.1    Dividends .....................................................    11
   8.2    Reserves ......................................................    11
   8.3    Books and Records .............................................    11
   8.4    Fiscal Year ...................................................    11
   8.5    Seal ..........................................................    11
   8.6    Resignations ..................................................    11
   8.7    Securities of Other Corporations ..............................    11
   8.8    Telephone Meetings ............................................    12
   8.9    Action Without a Meeting ......................................    12
   8.10   Invalid Provisions ............................................    12
   8.11   Mortgages etc. ................................................    12
   8.12   Headings ......................................................    12
   8.13   References ....................................................    13
   8.14   Amendments ....................................................    13

                           AMENDED AND RESTATED BYLAWS
                                       OF
                               TELEQUIP LABS, INC.
                              A Nevada Corporation

                                    PREAMBLE

     These bylaws are subject to, and governed by, Chapter 78 of the Nevada Revised Statutes (the "NRS") and the articles of incorporation ("ARTICLES OF INCORPORATION") of TELEQUIP LABS, Inc., a Nevada corporation (the "CORPORATION"). In the event of a direct conflict between the provisions of these bylaws and the mandatory provisions of the NRS or the provisions of the Articles of Incorporation, such provisions of the NRS or the Articles of Incorporation, as the case may be, will be controlling.

                              ARTICLE ONE: OFFICES

     1.1 Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Nevada.

     1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors of the Corporation may from time to time determine or as the business of the Corporation may require.

                      ARTICLE TWO: MEETINGS OF STOCKHOLDERS

     2.1 Annual Meeting. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meeting, the stockholders shall elect directors and transact such other business as may be properly brought before the meeting.

     2.2 Special Meeting. A special meeting of the stockholders may be called by the board of directors pursuant to a resolution adopted by a majority of the board of directors then serving, by the Chairman of the Board, or by any holder or holders of record of at least twenty-five percent (25%) of the outstanding shares of capital stock of the Corporation then entitled to vote on any matter for which the respective special meeting is being called. A special meeting shall be held on such date and at such time as shall be designated by the person(s) calling the meeting and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting given in accordance with these bylaws or in a duly executed waiver of notice of such meeting.

     2.3 Place of Meetings. An annual meeting of stockholders may be held at any place within or without the State of Nevada designated by the board of directors. A special meeting of stockholders may be held at any place within or without the State of Nevada designated in the notice of the meeting or a duly executed waiver of notice of such meeting. Meetings of stockholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.

     2.4 Notice. Written or printed notice stating the place, day, and time of each meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the Secretary, or the officer or person(s) calling the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is to be sent by mail, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.

     2.5 Business. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     2.6 Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the Articles of Incorporation, or these bylaws. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy (or, if no stockholder entitled to vote is present, any officer of the Corporation), may adjourn the meeting from time to time without notice other than announcement at the meeting (unless the board of directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

     2.7 Required Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares of capital stock entitled to vote thereat who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of law, the Articles of Incorporation, or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question; provided, however, that the vote of the holders of a plurality of the outstanding shares of capital stock entitled to vote in the election of directors who are present, in person or by proxy, shall be required to effect elections of directors. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     2.8 Method of Voting: Proxies. Except as otherwise provided in the Articles of Incorporation or by law, each outstanding share of capital stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Elections of directors need not be by written ballot. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the corporation. However, no such proxy shall be valid after the expiration of six
(6) months from the date of its execution, unless the stockholder executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

     2.9 Record Date. For the purpose of determining stockholders entitled (a) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (b) to receive payment of any dividend or other distribution or allotment of any rights, or (c) to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, for any such determination of stockholders, such date in any case to be not more than sixty (60) days and not less than ten (10) days prior to such meeting nor more than (sixty) 60 days prior to any other action. If no record date is fixed:

          (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (b) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     2.10 Conduct of Meeting. The Chairman of the Board, if such office has been filled, and, if such office has not been filled or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of stockholders. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer's duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these bylaws or by resolution adopted by the board of directors, or if no officer has been given such authority, by some person appointed at the meeting.

                            ARTICLE THREE: DIRECTORS

     3.1 Management. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors.

     3.2 Number; Qualification; Election; Term. The board of directors shall consist of no less than one director. Subject to the preceding sentence, the number of directors which shall constitute the whole board of directors shall from time to time be fixed and determined by resolution adopted by the board of directors. The directors shall be elected at each annual meeting of stockholders, but, if any such annual meeting is not held or the directors are not selected at such meeting, the directors may be elected at any special meeting of stockholders. All directors shall hold office until their respective successors are elected and qualified.

     3.3 Change in Number. No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director.

     3.4 Vacancies. Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and directors so elected shall hold office until their successors are elected at an annual or a special meeting of the stockholders.

     A vacancy or vacancies in the board of directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting, or if the original incorporators shall fail to designate the total authorized number of directors for the initial board of directors.

     The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board of directors or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

     3.5 Meetings of Directors. The directors may hold their meetings and may have an office and keep the records of the Corporation, except as otherwise provided by law, in such place or places within or without the State of Nevada as the board of directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

     3.6 First Meeting. Each newly elected board of directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary.

     3.7 Election of Officers. At the first meeting of the board of directors after each annual meeting of stockholders at which a quorum shall be present, the board of directors shall elect the officers of the Corporation.

     3.8 Regular Meetings. Regular meetings of the board of directors shall be held at such times and places as shall be designated from time to time by resolution of the board of directors. Notice of such regular meetings shall not be required.

     3.9 Special Meetings. Special meetings of the board of directors shall be held whenever called by the Chairman of the Board and President, or any director.

     3.10 Notice. The Secretary shall give notice of each special meeting to each director at least 24 hours before the meeting. Notice of any such meeting need not be given to any director who, either before or after the meeting, submits a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. The purpose of any special meeting shall be specified in the notice or waiver of notice of such meeting.

     3.11 Quorum; Majority Vote. At all meetings of the board of directors, a majority of the directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business. If at any meeting of the board of directors there is less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the Articles of Incorporation, or these bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the board of directors. At any time that the Articles of Incorporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

     3.12 Procedure. At meetings of the board of directors, business shall be transacted in such order as from time to time the board of directors may determine. The Chairman of the Board, if such office has been filled, and, if such office has not been filled or if the Chairman of the Board is absent or otherwise unable to act, the President shall preside at all meetings of the board of directors. In the absence or inability to act of such officers, a chairman shall be chosen by the board of directors from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the board of directors unless the board of directors appoints another person to act as secretary of the meeting. The board of directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

     3.13 Presumption of Assent. A director of the Corporation who is present at the meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


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
     3.14 Compensation. The board of directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the board of directors or any committee thereof; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

                            ARTICLE FOUR: COMMITTEES

     4.1 Designation. The board of directors may designate one or more committees.

     4.2 Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire board of directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire board of directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.

     4.3 Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the powers and authority of the board of directors in the management of the business and affairs of the Corporation except to the extent expressly restricted by law, the Articles of Incorporation, or these bylaws.

     4.4 Committee Changes. The board of directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

     4.5 Alternate Members of Committees. The board of directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

     4.6 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as maybe designated from time to time by the committee and communicated to all members thereof.

     4.7 Special Meetings. Special meetings of any committee maybe held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place of such special meeting, to be given to each committee member at least two (2) days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

     4.8 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the board of directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation, or these bylaws.

     4.9 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the board of directors upon the request of the board of directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

     4.10 Compensation. Committee members may, by resolution of the board of directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

     4.11 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the board of directors or any director of any responsibility imposed upon it or such director by law.

                              ARTICLE FIVE: NOTICE

     5.1 Method. Whenever by statute, the Articles of Incorporation, or these bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or (b) by any other method permitted by law (including but not limited to overnight courier service, telegram, telex, or telefax). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex, or telefax shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

     5.2 Waiver. Whenever any notice is required to be given to any stockholder, director, or committee member of the Corporation by statute, the Articles of Incorporation, or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                              ARTICLE SIX: OFFICERS

     6.1 Number; Titles; Term of Office. The officers of the Corporation shall be a President, a Secretary, and a Treasurer and such other officers as the board of directors may from time to time elect or appoint, including one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the board of directors shall determine) and a Chairman of the Board. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices maybe held by the same person. None of the officers need be a stockholder or a director of the Corporation or a resident of the State of Nevada.

     6.2 Removal. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     6.3 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the board of directors.

     6.4 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

     6.5 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the board of directors; provided, however, that the board of directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to the Chairman of the Board or the President.

     6.6 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the board of directors, and shall have such other authority and perform such other duties as may be prescribed by the board of directors or these bylaws.

     6.7 President. Subject to such supervisory powers, if any, as may be given by the board of directors to the Chairman of the Board, the President shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the stockholders and the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or by the Bylaws.

     6.8 Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the board of directors, the Chairman of the Board or the President, and (in order of their seniority as determined by the board of directors or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer's absence or inability to act. As between the Corporation and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

     6.9 Treasurer. The Treasurer shall have custody of the Corporation's funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the Chairman of the Board or the President.

     6.10 Assistant Treasurers. Each Assistant Treasurer shall have such powers and duties as may be assigned to him by the board of directors, the Chairman of the Board or the President. The Assistant Treasurers (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer's absence or inability to act.

     6.11 Secretary. Except as otherwise provided in these bylaws, the Secretary shall keep the minutes of all meetings of the board of directors and of the stockholders in books provided for that purpose, and he shall attend to the giving and service of all notices. He may sign with the Chairman of the Board or the President, in the name of the Corporation, all contracts of the Corporation and affix the seal, if any, of the Corporation thereto. He may sign with the Chairman of the Board or the President all certificates for shares of stock of the Corporation, and he shall have charge of the certificate books, transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours. He shall in general perform all duties incident to the office of the Secretary, subject to the control of the board of directors, the Chairman of the Board and the President.

     6.12 Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be assigned to him by the board of directors, the Chairman of the Board or the President. The Assistant Secretaries (in the order of their seniority as determined by the board of directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer's absence or inability to act.

     6.13 Vice Chairman of the Board. The Vice Chairman of the Board shall have such powers and duties as may be provided herein or assigned to him by the board of directors or the Chairman of the Board.


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                  ARTICLE SEVEN: CERTIFICATES AND STOCKHOLDERS

     7.1 Certificates for Shares. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the board of directors. The certificates shall be signed by the Chairman of the Board or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Corporation or a facsimile thereof. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and a registrar. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares.

     7.2 Replacement of Lost or Destroyed Certificates. The Corporation may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

     7.3 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

     7.4 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     7.5 Regulations. The board of directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.


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
     7.6 Legends. The board of directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the board of directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

                     ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

     8.1 Dividends. Subject to provisions of law and the Articles of Incorporation, dividends may be declared by the board of directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the board of directors.

     8.2 Reserves. There may be created by the board of directors out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the board of directors shall consider beneficial to the Corporation, and the board of directors may modify or abolish any such reserve in the manner in which it was created.

     8.3 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and board of directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

     8.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by the board of directors; provided, that if such fiscal year is not fixed by the board of directors and the selection of the fiscal year is not expressly deferred by the board of directors, the fiscal year shall be the calendar year.

     8.5 Seal. The seal of the Corporation shall be such as from time to time may be approved by the board of directors.

     8.6 Resignations. Any director, committee member, or officer may resign by so stating at any meeting of the board of directors or by giving written notice to the board of directors, the Chairman of the Board, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     8.7 Securities of Other Corporations. The Chairman of the Board or the President shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.


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     8.8 Telephone Meetings. Members of the board of directors and members of a committee of the board of directors may participate in and hold a meeting of such board of directors or committee by means of a conference telephone or similar communications equipment by means of which persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     8.9 Action Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or by these bylaws, any action required or permitted to be taken at a meeting of the board of directors, or of any committee of the board of directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Nevada or in any certificate delivered to any person. Such consent or consents shall be filed with the minutes of proceedings of the board of directors or committee, as the case may be.

     Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the stockholders holding at least a majority of the voting power, unless a greater proportion of voting power to authorize such action is required by law or of Articles of Incorporation, in which case such greater proportion of written consents shall be required. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     8.10 Invalid Provisions. If any part of these bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

     8.11 Mortgages, etc. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the board of directors authorizing such execution expressly state that such attestation is necessary.

     8.12 Headings. The headings used in these bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.


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     8.13 References. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.

     8.14 Amendments. The board of directors may, upon the affirmative vote of at least two-thirds of the directors then serving, make, adopt, alter, amend, and repeal from time to time these bylaws and make from time to time new bylaws of the Corporation (subject to the right of the stockholders entitled to vote thereon to adopt, alter, amend, and repeal bylaws made by the board of directors or to make new bylaws); provided, however, that the stockholders of the Corporation may adopt, alter, amend, or repeal bylaws made by the board of directors or make new bylaws solely upon the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock then entitled to vote thereon.

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